    As filed with the Securities and Exchange Commission on December 22, 1999
                                                           Reg. No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            HAWKER PACIFIC AEROSPACE
             (Exact name of registrant as specified in its charter)

                                   California
         (State or other jurisdiction of incorporation or organization)

                                   95-3528840
                      (I.R.S. Employer Identification No.)

                            Hawker Pacific Aerospace
                                11249 Sherman Way
                              Sun Valley, CA 91352
                                 (818) 765-6201
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                  Phil Panzera
                            Executive Vice President
                            Hawker Pacific Aerospace
                                11249 Sherman Way
                              Sun Valley, CA 91352
                                 (818) 765-6201
            (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                 With a copy to:
                            Yvonne Wong Chester, Esq.
                      Troy & Gould Professional Corporation
                       1801 Century Park East, Suite 1600
                          Los Angeles, California 90067
                                 (310) 553-4441

          Approximate date of commencement of proposed sale to public:
  As soon as practicable after this Registration Statement becomes effective.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                               CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                                   Proposed Maximum       Proposed Maximum        Amount of
        Title of Each Class of               Amount to be           Offering Price            Aggregate         Registration
     Securities to be Registered              Registered              Per Share            Offering Price            Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value............    1,433,881 shares (1)          $6.72  (2)           $9,635,680            $2,544
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value............      125,000 shares (3)           7.37  (4)              921,250               243
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value............       50,000 shares (3)           2.85  (4)              142,500                38
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value............      222,716 shares (3)           8.00  (4)            1,781,728               471
-------------------------------------------------------------------------------------------------------------------------------
Total Registration Fee............................................................................................ $3,296
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(1) Represents shares of Common Stock issuable upon conversion of the 8% Series C Convertible Preferred Stock described herein, including stock dividends on the Series C. In accordance with Rule 416, there is also being registered hereunder such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the convertible preferred stock to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee. Based, pursuant to Rule 457, on the average of the high and low sale prices of Registrant's Common Stock as reported on the Nasdaq National Market on December 20, 1999.
(3) Represents shares issuable upon exercise of warrants. In accordance with Rule 416, there is also being registered hereunder such indeterminate number of additional shares of Common Stock as may become issuable upon exercise of the warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(4) Based, pursuant to Rule 457, on the exercise price of the warrants referred to in note (3) above.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                 SUBJECT TO COMPLETION, DATED DECEMBER 22, 1999

PROSPECTUS

                                1,831,597 SHARES

                            HAWKER PACIFIC AEROSPACE

                                  COMMON STOCK

     Hawker Pacific Aerospace is a leading provider of aviation maintenance services. The Company repairs and overhauls aircraft and helicopter landing gear, hydromechanical components, wheels, and braking systems for a diverse international customer base, including major commercial airlines, air cargo operators, domestic government agencies, aircraft leasing companies, parts distributors and OEMs.

     The securityholders named herein or their assigns are offering for resale from time to time up to 1,831,597 shares of our common stock which they have the right to acquire. See "Selling Securityholders." All of the shares are being offered by the selling securityholders. Of the shares offered, 397,716 are issuable upon the exercise of outstanding warrants to purchase common stock and 1,433,881 are issuable upon conversion of our outstanding convertible preferred stock held by certain of the selling securityholders and the payment of stock dividends on the preferred stock. The number of shares offered by these selling securityholders is subject to increase in certain events by reason of so-called antidilution provisions of the warrants and convertible preferred stock held by them.

     We will receive the exercise price of the warrants described in this prospectus to the extent they are exercised, but we will not otherwise receive any proceeds in connection with the sale of the shares by the selling securityholders. See "Use of Proceeds."

     The common stock is traded on the Nasdaq National Market under the symbol "HPAC." On December 20, 1999, the last sale price for the common stock as reported on the Nasdaq National Market was $6.75.

     The selling securityholders may offer the shares of common stock from time-to-time to or through brokers, dealers or other agents, or directly to other purchasers, in one or more market transactions or private transactions at prevailing market or at negotiated prices. Brokers, dealers or other agents engaged by the selling securityholders may arrange for other brokers, dealers or agents to participate in sales of the shares and may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated. These brokers, dealers or agents may be deemed to be "underwriters" within the meaning of the federal securities laws, and any commissions, discounts or concessions they receive may be deemed to be underwriting discounts or commissions. See "Plan of Distribution."

     We will bear the costs and expenses of registering the shares offered by the selling securityholders. The selling securityholders will bear any commissions and discounts attributable to sales of the shares.

     AN INVESTMENT IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. BEFORE PURCHASING ANY SHARES, YOU SHOULD CONSIDER CAREFULLY THE RISKS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 3.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE COMMON STOCK OR DETERMINED THAT THIS PROSPECTUS IS COMPLETE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -------------------

                The date of this prospectus is January __, 2000

The information in this prospectus is not complete and may be changed. These Securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell, nor does it seek an offer to buy, these securities in any state where the offer or sale is not permitted.

                               THE COMPANY

GENERAL

     Hawker Pacific Aerospace is a leading provider of aviation maintenance services. We repair and overhaul aircraft and helicopter landing gear, hydromechanical components, wheels, and braking systems for a diverse international customer base, including major commercial airlines, air cargo operators, domestic government agencies, aircraft leasing companies, parts distributors and OEMs. Our principal executive offices are located at 11249 Sherman Way, Sun Valley, California 91352 and our telephone number is (818) 765-6201.

     We have retained the aerospace investment banking team of First Union Securities, including its mergers and acquisitions group (formerly Bowles Hollowell Conner), to advise the Company's Board of Direcors on alternatives for maximizing shareholder value. Based in part on the number of unsolicited inquiries we had previously received, we believe that the time is right to explore alternatives for fully realizing the Company's potential.

                         AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We file reports and other information with the Securities and Exchange Commission in accordance with the Exchange Act. You can inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices: Seven World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 W. Madison Street, Chicago, Illinois 60661. You can obtain copies of such material from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can also obtain such materials electronically at the SEC's site on the World Wide Web at http:/www.sec.gov.

     Additional information regarding us and the shares of common stock offered by the selling securityholders is contained in the registration statement of which this prospectus forms a part, and the exhibits thereto, filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"). For further information pertaining to us and the offered shares, reference is made to the registration statement and the exhibits thereto, which may be inspected without charge at, and copies thereof may be obtained at prescribed rates from, the office of the SEC at Judiciary Plaza, 450 Fifth Street, Washington, D.C. 20549 or obtained electronically at the SEC's World Wide Web site referred to above. Statements contained herein concerning the provisions of any document are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit or schedule to the registration statement. Each such statement is qualified by reference to the copies of the applicable documents filed with the SEC.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company (Commission File No. 0-29490) with the Commission under the Exchange Act are incorporated in this Prospectus by reference: (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1998; (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; (c) the Company's Quarterly Report on Form 10-Q, as amended, for the quarter ended June 30, 1999; the Company's Quarterly Report on Form 10-Q for the quarter ended September 30,1999; (d) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of fiscal 1997; (e) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (Reg. No. 0-29490) under the Exchange Act; and (f) the description of the Company's preferred share purchase rights and Series B Junior Participating Preferred Stock contained in the Company's Registration Statement on Form 8-A, filed March 23, 1999, as amended April 7, 1999, under the Exchange Act; and including any amendment or report subsequently filed by the Company for the purpose of updating the descriptions under (e) and (f).

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein) modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     On request, the Company will provide, without charge, to each person, including any beneficial owner, to whom this Prospectus is delivered a copy of any or all of the documents incorporated by reference (other than exhibits to such documents that are not specifically incorporated by reference in such documents). Requests for such copies should be directed to Hawker Pacific Aerospace, 11240 Sherman Way, Sun Valley, California 91352, Attention: Phil Panzera, telephone number (818) 765-6201.

                           FORWARD LOOKING STATEMENTS

     This prospectus contains so-called forward-looking statements within the meaning of the federal securities laws. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as "anticipate," "expect," "intend," "plan," "will," "we believe," "management believes" and similar language. All forward-looking statements are based on our current expectations and are subject to certain risks, uncertainties and assumptions. Our actual results may differ materially from results anticipated in these forward-looking statements. We base our forward-looking statements on information currently available to us, and we assume no obligation to update them.

                                  RISK FACTORS

     IN ADDITION TO THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS WHEN EVALUATING AN INVESTMENT IN THE SHARES OFFERED HEREBY.

AVIATION INDUSTRY RISKS

     The Company derives all of its sales and operating income from the services and parts that it provides to its customers in the aviation industry. Therefore, the Company's business is directly affected by economic factors and other trends that affect its customers in the aviation industry, including a possible decrease in aviation activity, a decrease in outsourcing by aircraft operators or the failure of projected market growth to materialize or continue. When such economic and other factors adversely affect the aviation industry, they tend to reduce the overall demand for the Company's products and services, thereby decreasing the Company's sales and operating income.

FLUCTUATIONS IN RESULTS OF OPERATIONS

     The Company's operating results are affected by a number of factors, including the timing of orders for the repair and overhaul of landing gear and fulfillment of such contracts, the timing of expenditures to manufacture parts and purchase inventory in anticipation of future services and sales, parts shortages that delay work in progress, general economic conditions and other factors. Although the Company has secured several long-term agreements to service multiple aircraft, the Company receives sales under these agreements only when it actually performs a repair or overhaul. Because the average time between landing gear overhauls is seven years, the work orders that the Company receives and the number of repairs or overhauls that the Company performs in particular periods may vary significantly causing the Company's quarterly sales and results of operations to fluctuate substantially. The Company is unable to predict the timing of the actual receipt of such orders and, as a result, significant variations between forecasts and actual orders will often occur. In addition, the Company's need to make significant expenditures to support new aircraft in advance of generating revenues from repairing or overhauling such aircraft may cause the Company's quarterly operating results to fluctuate. Furthermore, the rescheduling of the shipment of any large order, or portion thereof, or any production difficulties or delays by the Company, could have a material adverse effect on the Company's quarterly operating results.

RISKS RELATING TO ACQUISITION STRATEGY; ESTABLISHMENT OF UNITED KINGDOM
OPERATIONS

     The Company may attempt to grow by acquiring service and parts providers whose operations or inventories complement or expand the Company's existing repair and overhaul businesses, or whose strategic locations enable the Company to expand into new geographic markets. The Company's ability to grow by acquisition depends upon, and may be limited by, the availability of suitable acquisition candidates and the Company's capital resources.

     Acquisitions involve risks that could adversely affect the Company's operating results, including the assimilation of the operations and personnel of acquired companies, the amortization of acquired intangible assets and the loss of key employees of acquired companies. Although the Company investigates the operations and assets that it acquires, there may be liabilities that the Company fails or is unable to discover, and for which the Company as a successor owner or operator may be liable. In addition, costs and charges, including legal and accounting fees and reserves and write-downs relating to an acquisition, may be incurred by the Company or may be reported in connection with any such acquisition. The Company evaluates acquisition opportunities from time to time, but the Company has not entered into any commitments or binding agreements to date, except with respect to the BA Acquisition. There can be no assurance that the Company will be able to consummate acquisitions on satisfactory terms, or at all, or that it will be successful in integrating any such acquisitions into its operations. The Company had no history or experience operating in the United Kingdom prior to the BA acquisition.

RISKS ASSOCIATED WITH EXPANSION OF INTERNATIONAL OPERATIONS

     The Company's growth strategy is based in large part on the Company's ability to expand its international operations, which will require significant management attention and financial resources. The Company currently has a subsidiary in the United Kingdom and a division in the Netherlands. There can be no assurance that the Company's efforts to expand operations internationally will be successful. In addition, international operations are subject to a number of risks, including longer accounts receivable collection periods and greater difficulty in accounts receivable collections, unexpected changes in regulatory requirements, foreign currency fluctuations, import and export restrictions and tariffs, difficulties and costs of staffing and managing foreign operations, potentially adverse tax consequences, political instability, the burdens of complying with multiple, potentially conflicting laws and the impact of business cycles and economic instability outside the United States.

     The Company's sales are principally denominated in United States dollars and British pounds, and to a lesser extent in Dutch guilders. The Company makes substantial inventory purchases in French francs from such suppliers as Messier-Bugatti, Societe D'Applications Des Machines Motrices and Eurocopter France. The Company's Netherlands facility's inventory purchases are primarily United States dollar denominated, while sales and operating expenses are partially denominated in Dutch guilders. To date, the Company's business has not been significantly affected by currency fluctuations or inflation. Fluctuations in currency exchange rates could cause the Company's products to become relatively more expensive in particular countries, leading to a reduction in sales in that country.

SUBSTANTIAL COMPETITION

     Numerous companies compete with the Company in the aviation services industry. The Company expects that competition in its industry will increase substantially as a result of industry consolidations and alliances in response to the trend in the aviation industry toward outsourcing of repair and overhaul services. In addition, as the Company moves into new geographic or product markets it will encounter new competition.

     The Company believes that the primary competitive factors in its marketplace are quality, price, rapid turnaround time and industry experience. Certain of the Company's competitors have substantially greater financial, technical, marketing and other resources than the Company. These competitors may have the ability to adapt more quickly to changes in customer requirements, may have stronger customer relationships and greater name recognition and may devote greater resources to the development, promotion and sale of their products than the Company. There can be no assurance that competitive pressures will not materially and adversely affect the Company's business, financial condition or results of operations.

GOVERNMENT REGULATION

     The Company's operations are regularly audited and accredited by the Coordinating Agency for Supplier Evaluation, formed by commercial airlines to approve FAA approved repair stations and aviation parts suppliers. If material authorizations or approvals are revoked or suspended, the Company's operations will be materially and adversely affected. As the Company attempts to commence operations in countries in which it has not previously operated, it will need to obtain new certifications and approvals. In addition, if new and more stringent regulations are adopted by foreign or domestic regulatory agencies, or oversight of the aviation industry is increased in the future, the Company's business may be adversely affected.

DEPENDENCE ON KEY SUPPLIERS

     The Company purchases landing gear spare parts and components for a variety of fixed wing aircraft and helicopters. The Company has separate 10-year agreements that each expire in October 2006 with: (i) Dunlop

Limited, Aviation Division; (ii) Dunlop Limited, Precision Rubber; and (iii) Dunlop Equipment Division. Under two of these agreements, the Company purchases discounted parts for resale and repair from Dunlop. For the years ended December 31, 1998 and 1997, Dunlop accounted for approximately $4,513,000 and $4,301,000, respectively, of the spare parts and components that the Company purchased in such periods. Failure by any one of these divisions of Dunlop to renew its agreement on similar terms when it expires could have a material adverse affect on the Company's business. The Company's single largest supplier during 1998 was Boeing, who provided the Company $13,000,000 of spares parts and components.

     In addition, the Company has agreements with Messier-Bugatti, SAMM and Eurocopter France that enable the Company to purchase new aircraft parts at discounts from list price. Many of the Company's supplier agreements, other than its agreements with Dunlop, are short-term and can be terminated by the supplier upon providing ninety days prior written notice. A decision by any of these suppliers to terminate their agreements would reduce the competitive advantage the Company derives therefrom.

CUSTOMER CONCENTRATION

     American Airlines, British Airways, Federal Express and the USCG have been the only customers accounting for more than 10% of sales during the last three years.

CONCENTRATION OF CREDIT RISK

     At December 31, 1998, 10.2%, 25.7% and 19.4% of the Company's total accounts receivable were associated with American Airlines, British Airways and Federal Express, respectively. At December 31, 1997, 13.1%, 18.9% and 6.1% of the Company's total accounts receivable were associated with American Airlines, Federal Express and British Airways, respectively. At December 31, 1996, 7.4% and 9.3% of the Company's total accounts receivable were associated with Federal Express and the USCG, respectively.

     Write-offs against accounts receivable have been one-twentieth of one percent in 1998, and two-tenths of one percent in 1997. The Company can not provide any assurance that such favorable bad debt experience will continue.

ENVIRONMENTAL REGULATIONS

     The Company's operations are subject to extensive and frequently changing federal, state and local environmental laws and substantial related regulation by government agencies, including the EPA, the California Environmental Protection Agency and the United States Occupational Safety and Health Administration. Among other matters, these regulatory authorities impose requirements that regulate the operation, handling, transportation and disposal of hazardous materials generated by the Company during the normal course of its operations, govern the health and safety of the Company's employees and require the Company to obtain and maintain permits in connection with its operations. This extensive regulatory framework imposes significant compliance burdens and risks on the Company and, as a result, substantially affects its operational costs. In addition, the Company may become liable for the cost of removal or remediation of certain hazardous substances released on or in its facilities without regard to whether the Company knew of, or caused, the release of such substances. The Company believes that it currently is in material compliance with applicable laws and regulations and is not aware of any material environmental problem at any of its current or former facilities. There can be no assurance, however, that its prior activities did not create a material problem for which the Company could be responsible or that future uses or conditions (including, without limitation, changes in applicable environmental laws and regulation, or an increase in the amount of hazardous substances generated by the Company's operations) will not result in material environmental liability to the Company and materially and adversely affect the Company's financial condition and results of operations. The Company's plating operations, which use a number of hazardous materials and generate a significant volume of hazardous waste, increase the Company's regulatory compliance burden and compound the risk that the Company may encounter a material environmental problem in the future. Furthermore, compliance with laws and regulations in foreign countries in which the Company locates its operations may cause future increases in the Company's operating costs or otherwise adversely affect the Company's results of operations or financial condition.

PRODUCT LIABILITY RISKS

     The Company's business exposes it to possible claims for personal injury, death or property damage which may result from the failure or malfunction of landing gears, hydromechanical components or aircraft spare parts repaired or overhauled by the Company. Many factors beyond the Company's control could lead to liability claims, including the failure of the aircraft on which landing gear or hydromechanical components overhauled by the Company is installed, the reliability of the customer's operators of the aircraft and the maintenance of the aircraft by the customer. The Company currently has in force aviation products liability and premises insurance, which the Company believes provides coverage in amounts and on terms that are generally consistent with industry practice. The Company has not experienced any material product liability claims related to its products. There can be no assurance that the amount of product liability insurance that the Company carries at the time a product liability claim is be made will be sufficient to protect the Company.

DEPENDENCE ON KEY PERSONNEL

     The continued success of the Company depends to a large degree upon the services of certain of its executive officers and upon the Company's ability to attract and retain qualified managerial and technical personnel experienced in the various operations of the Company's business. Loss of the services of such employees, particularly David Lokken, President and Chief Executive Officer; Philip Panzera, Executive Vice President; Dennis Biety, Managing Director of Hawker Pacific Aerospace Ltd.; Brian Carr, Managing Director of Sun Valley Operations; or Michael Riley, Vice President-Sales and Marketing, could adversely affect the operations of the Company.

     The Company has entered into employment agreements expiring in 2001 with Messrs. Lokken and Panzera, and 2003 with Mr. Biety. Messrs. Carr and Riley have employment agreements with the Company which expire on October 31, 2000.

RISK ASSOCIATED WITH FACILITIES REORGANIZATION

     The Company's UK subsidiary has relocated to a new facility in 1999. The Company believes it has moved the facility with a minimum of disruption, although operations have been affected by the move.

     The Company is in the process of expanding its plating operations at its Sun Valley facility. This expansion is not expected to be completed until sometime in 2000. The plating shop of the UK operation is not scheduled to be completed until the end of December 1999. Any failure or delay in the expansion or relocation of these plating operations could impair the Company's ability to service its customers.

YEAR 2000 COMPLIANCE

     The year 2000 problem is the result of computer programs being written using two digits (rather than four) to define the applicable year. Any of the Company's programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in miscalculation or system failures. The Company believes that its mainframe database and operating systems are year 2000 compliant. In addition, the Company is working with its external suppliers, vendors and service providers to ensure that their systems will be able to support and interact with the Company's server and network. The total costs incurred to address the Company's year 2000 issues during 1999 approximate $200,000. However, if the Company, its customers or vendors are unable to resolve such processing issues in a timely manner, it could have a material adverse impact on the Company's business, financial condition and results of operations. Accordingly, the Company plans to devote the necessary resources to becoming year 2000 compliant in a timely manner.

                                 USE OF PROCEEDS

     We will bear the costs and expenses of registering the shares offered by the selling securityholders, which are estimated at $42,500. Other than the exercise of the warrants described herein (to the extent they may be exercised), we will not receive any of the proceeds from the sale of the shares offered by the selling securityholders. The holders of the warrants are not obligated to exercise the warrants, and there can be no assurance that they will choose to do so. If all of the warrants are exercised in full, we will receive $2,854,228 upon exercise.

     The Company intends to use any proceeds it receives from the exercise of warrants for working capital and general corporate purposes.

                             SELLING SECURITYHOLDERS

RECENT FINANCING

     Deephaven Private Placement Trading Ltd. ("Deephaven") purchased an aggregate of $3 million of 8% Series C Convertible Preferred Stock and warrants from the Company in a private placement transaction which closed on December 10, 1999. As part of that private placement, Deephaven was issued preferred stock that may be converted into our common stock and warrants to acquire 125,000 shares of our common stock ("Deephaven Warrants"). The preferred stock and the Deephaven Warrants are described in more detail under "Description of Our Capital Stock." Holders of the preferred stock and the Deephaven Warrants are prohibited from using them to convert into and acquire shares of our common stock to the extent that such conversion or acquisition would result in such holder, together with any affiliate thereof, beneficially owning in excess of 4.999% of the outstanding shares of our common stock following such conversion or acquisition. This restriction may be waived by the holder on not less than 61 days' notice to the Company. Since the number of shares of our common stock issuable upon conversion of the preferred stock will change based upon fluctuations of the market price of our common stock prior to a conversion, the actual number of shares of our common stock that will be issued under the preferred stock, and consequently the number of shares of our common stock that will be beneficially owned by Deephaven, cannot be determined at this time. Because of this fluctuating characteristic, the Company has agreed to register a number of shares of our common stock that exceeds the number of shares beneficially owned by Deephaven. The number of shares of our common stock listed in the table below as being beneficially owned by Deephaven includes the shares of our common stock that are issuable to them, subject to the 4.999% limitation, upon conversion of their preferred stock and exercise of the Deephaven Warrants. However, the 4.999% limitation would not prevent Deephaven from acquiring and selling in excess of 4.999% of our common stock through a series of conversions and sales under the preferred stock and acquisitions and sales under the warrants.

     In connection with this financing, warrants to purchase 50,000 shares of our common stock at $2.85 per share ("Brighton Warrants") were issued to Brighton Capital, Ltd., which are also being registered in this prospectus.

IPO WARRANTS

     In connection with our initial public offering in 1998, we issued warrants to purchase up to 222,716 of our shares of common stock ("IPO Warrants") to the underwriters in that offering. The holders of the IPO Warrants are registering the shares underlying the warrants pursuant to their piggyback registration rights.

SELLING SECURITYHOLDER TABLE

     The following table sets forth certain information regarding the beneficial ownership of our common stock by the selling securityholders on December 22, 1999. To our knowledge, each of the selling securityholders has sole voting and investment power with respect to the shares of common stock shown, subject to applicable community property laws.

                                                BENEFICIAL OWNERSHIP                            BENEFICIAL OWNERSHIP
                                                 BEFORE OFFERING(1)                              AFTER OFFERING (1)
                                             --------------------------      NUMBER OF         ----------------------
                                              NUMBER OF                       SHARES           NUMBER OF
SELLING SECURITYHOLDER                         SHARES        PERCENT(2)    BEING OFFERED        SHARES     PERCENT(2)
----------------------                       -------------  -----------    -------------       ---------   ----------
Everen Securities, Inc./First Union          111,722(3)         1.9%          111,722             -0-          --
Securities, Inc.

David Enzer                                   48,315(3)(4)       *             48,315             -0-          --

Basil Horner                                  12,000(3)          *             12,000             -0-          --

The Seidler Companies Incorporated            13,929(3)          *             13,929             -0-          --

Kerry Cotter                                  41,750(3)          *             41,750             -0-          --

Deephaven Private Placement Trading Ltd.     291,053            4.76%       1,558,881             -0-          --

Brighton Capital Ltd.(4)                      45,000             *             45,000             -0-          --


-----------------------

*    Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding, including for purposes of computing the percentage ownership of the person holding such option, warrant or convertible security, but not for purposes of computing the percentage of any other holder.
(2) Included as outstanding for this purpose are 5,822,222 shares outstanding on December 22, 1999, plus, in the case of each of these selling securityholders, the shares issuable upon exercise and conversion of the warrants and/or shares of convertible preferred stock held by such selling securityholder (but not including shares issuable upon exercise or conversion of any other warrants, convertible preferred stock or other securities held by any other person).
(3)    Issuable upon exercise of warrants.
(4)    Brighton Capital Ltd. transferred 5,000 Brighton Warrants to David Enzer.

                              PLAN OF DISTRIBUTION

     The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

-        privately negotiated transactions;

-        short sales;

- broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

-        a combination of any such methods of sale; and

-        any other method permitted pursuant to applicable law.

     The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     The Selling Stockholders may also engage in short sales against the box, puts and calls and other transactions in securities of the Company or derivatives of Company securities and may sell or deliver shares in connection with these trades. The Selling Stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     The Company is required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Stockholders. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                        DESCRIPTION OF OUR CAPITAL STOCK

     As of the date of this Prospectus, the authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, no par value, and 5,000,000 shares of preferred stock, no par value.

COMMON STOCK

     As of December 22, 1999, 5,822,222 shares of Common Stock were outstanding, held of record by 34 registered shareholders. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders and may cumulate their votes in the election of directors upon giving notice required by law. Subject to preferences that may be applicable to any shares of Preferred Stock issued in the future, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore. The Company's shareholders currently may cumulate their votes for the election of directors so long as at least one shareholder has given notice at the meeting of shareholders prior to the voting of that shareholder's desire to cumulate his or her votes. Cumulative voting means that in any election of directors, each shareholder may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or such shareholder may distribute such number of votes among as many candidates as the shareholder sees fit. Cumulative voting will no longer be required or permitted under the Amended and Restated Articles of Incorporation, as amended (the "Amended Articles") at such time as (i) the Company's shares of Common Stock are listed on the Nasdaq National Market and the Company has at least 800 holders of its equity securities as of the record date of the Company's most recent annual meeting of shareholders or (ii) the Company's shares of Common Stock are listed on the New York Stock Exchange or the American Stock Exchange. At that time, the Company may divide its Board into classes of directors. In the event of a liquidation, dissolution or winding up of the Company, holders of the Common Stock are entitled to share ratably with the holders of any then outstanding Preferred Stock in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding Preferred Stock. Holders of Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and all shares of Common Stock issued by the Company in the initial public offering are, fully paid and nonassessable.

PREFERRED STOCK

     The Board of Directors has authority to fix the rights, preferences, privileges and restrictions, including voting rights, of those shares without any future vote or action by the shareholders. The rights of the holders of the Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company, thereby delaying, deferring or preventing a change in control of the Company. Furthermore, such preferred stock may have other rights, including economic rights senior to the common stock, and, as a result, the issuance thereof could have a material adverse effect on the market value of the Common Stock.

     SERIES B

     In March 1999, the Company adopted a Rights Agreement and in connection therewith, created a Series B Junior Participating Preferred Stock. No shares of Series B Junior Participating Preferred Stock are currently outstanding.

     SERIES C

     In connection with the $3,000,000 financing, we issued 300 shares of 8% Series C Convertible Preferred Stock to Deephaven. The Series C is senior to the Series B and the common stock in dividends and liquidation. The Series C is convertible into common stock at fluctuating conversion rates, including rates that are below fair market value based upon a formula contained in the Certificate of Determination for the Series C. In addition, the Series C is redeemable under certain circumstances.

     Deephaven, one of the Selling Securityholders, together with any affiliate thereof, may not beneficially own shares of Common Stock in excess of 4.999% of the outstanding shares of Common Stock following a conversion of preferred stock and exercise of warrants. Such restrictions may be waived by the Selling Securityholders as to itself upon not less than 61 days' notice to the Company.

WARRANTS

     We have issued and outstanding IPO Warrants to purchase up to 222,716 shares of common stock at $8 per share; Brighton Warrants to purchase up to 50,000 shares of common stock at $2.85 per share; and Deephaven Warrants to purchase up to 125,000 shares of common stock at $7.37 per share. All of the warrants contain net exercise provisions.

STOCK TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Company's Common Stock is U.S. Stock Transfer Corporation, Glendale, California.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     The Company's Amended Articles provide that, pursuant to the California Corporations Code, the liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under California law. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by, or in the right of, the Company for breach of a director's duties to the Company or its shareholders. This provision in the Amended Articles does not eliminate the directors' fiduciary duty and does not apply for certain liabilities: (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) for acts or omissions that a director believes to be contrary to the best interest of the Company or its shareholders or that involve the absence of good faith on the part of the director; (iii) for any transaction from which a director derived an improper personal benefit; (iv) for acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders; (vi) with respect to certain transactions or the approval of transactions in which a director has a material financial interest; and (vii) expressly imposed by statute for approval of certain improper distributions to shareholders or certain loans or guarantees. This provision also does not limit or eliminate the rights of the Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. The Company's Amended and Restated Bylaws require the Company to indemnify its officers and directors to the full extent permitted by law, including circumstances in which indemnification would otherwise be discretionary. Among other things, the Bylaws require the Company to indemnify directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers and allows the Company to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

     The Company believes that it is the position of the Commission that insofar as the foregoing provision may be invoked to disclaim liability for damages arising under the Securities Act, the provision is against public policy as expressed in the Securities Act and is therefore unenforceable. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Company has entered into indemnification agreements ("Indemnification Agreement(s)") with each of its directors and executive officers. Each such Indemnification Agreement provides that the Company will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of the performance of his duties as a director or officer, other than an action instituted by the director or officer. Such indemnification is available if the indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. The Indemnification Agreements require that the Company indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law. Each Indemnification Agreement permits the director or officer that is party thereto to bring suit to seek recovery of amounts due under the Indemnification Agreement and to recover the expenses of such a suit if he is successful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. The Company believes that its Amended Articles and Bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

     The Company has been informed that, in the opinion of the Securities and Exchange Commission (the "Commission"), indemnification provisions such as the foregoing are against public policy as expressed in the Securities Act and are therefore unenforceable with respect to claims arising under federal securities laws.

                                 LEGAL MATTERS

     The validity of the securities offered hereby has been passed upon by Troy & Gould Professional Corporation, Los Angeles, California.

                                    EXPERTS

     The financial statements of Hawker Pacific Aerospace, as the predecessor and successor companies, as of December 31, 1997 and 1998 and the related statements of operations, stockholders' equity and cash flows for the ten months ended October 31, 1996, the two months ended December 31, 1996 and the years ended December 31, 1997 and 1998, incorporated by reference in this prospectus and registration statement have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report, incorporated herein by reference. We have incorporated herein by reference our financial statements in the prospectus and registration statement in reliance on Ernst & Young's report, given on their authority as experts in auditing and accounting.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING SECURITYHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.

                                 ---------------


                                TABLE OF CONTENTS

                                               PAGE

The Company.......................................2
Available Information.............................2
Incorporation of Certain
   Documents by Reference.........................2
Forward Looking Statements........................3
Risk Factors......................................3
Use of Proceeds...................................6
Selling Securityholders...........................7
Plan of Distribution..............................8
Description of Our Capital Stock..................9
Legal Matters....................................11
Experts..........................................11









                                  COMMON STOCK



                            HAWKER PACIFIC AEROSPACE


                                1,831,597 SHARES


                                  ------------
                                   PROSPECTUS
                                  ------------



                                January __, 2000

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The Company estimates that expenses in connection with the distributions described in this Registration Statement will be as set forth below. Such costs and expenses shall be borne by the Company. Any commissions, discounts and transfer taxes, if any, attributable to the sales of the shares being registered hereunder will be borne by the Selling Securityholders.

    SEC registration fee .............................      $ 3,296
    Nasdaq filing ....................................      $17,500
    Printing expenses ................................      $ 1,000
    Accounting fees and expenses .....................      $ 3,000
    Legal fees and expenses ..........................      $15,000
    Miscellaneous ....................................      $ 2,704
                                                            -------
         Total                                              $42,500
                                                            -------
                                                            -------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Amended and Restated Articles of Incorporation, as amended ("Amended Articles") provide that, pursuant to the California Corporations Code, the liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under California law. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by, or in the right of, the Company for breach of a director's duties to the Company or its shareholders. This provision in the Amended Articles does not eliminate the directors' fiduciary duty and does not apply for certain liabilities: (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) for acts or omissions that a director believes to be contrary to the best interest of the Company or its shareholders or that involve the absence of good faith on the part of the director; (iii) for any transaction from which a director derived an improper personal benefit; (iv) for acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders; (vi) with respect to certain transactions or the approval of transactions in which a director has a material financial interest; and (vii) expressly imposed by statute for approval of certain improper distributions to shareholders or certain loans or guarantees. This provision also does not limit or eliminate the rights of the Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. The Company's Amended and Restated Bylaws require the Company to indemnify its officers and directors to the full extent permitted by law, including circumstances in which indemnification would otherwise be discretionary. Among other things, the Bylaws require the Company to indemnify directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers and allows the Company to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

     The Company believes that it is the position of the Commission that insofar as the foregoing provision may be invoked to disclaim liability for damages arising under the Securities Act, the provision is against public policy as expressed in the Securities Act and is therefore unenforceable. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Company has entered into indemnification agreements ("Indemnification Agreement(s)") with each of its directors and executive officers. Each such Indemnification Agreement provides that the Company will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of the performance of his duties as a director or officer, other than an action instituted by the director or officer. Such indemnification is available if the indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. The Indemnification Agreements require that the Company indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law. Each Indemnification

Agreement permits the director or officer that is party thereto to bring suit to seek recovery of amounts due under the Indemnification Agreement and to recover the expenses of such a suit if he is successful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. The Company believes that its Amended Articles and Bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

ITEM 16.  EXHIBITS

     The following exhibits are filed herewith or incorporated by reference as a part of this Registration Statement:


       3      Certificate of Determination for 8% Series C Convertible Preferred
              Stock as filed with the California Secretary of State on December
              9, 1999.*

       4.1    Copy of Warrant to purchase 50,000 shares issued to Brighton
              Capital, Ltd. dated December 10, 1999.*

       4.2    Copy of Warrant to purchase 125,000 shares issued to Deephaven
              Private Placement Trading Ltd. dated December 10, 1999.*

       5      Opinion of Troy & Gould Professional Corporation.*

      10.1    Convertible Preferred Stock Purchase Agreement dated December 10,
              1999 between the Company and Deephaven Private Placement Trading
              Ltd. (to be filed by amendment).

      10.2    Registration Rights Agreement dated December 10, 1999 between the
              Company and Deephaven Private Placement Trading Ltd.*

      23.1    Consent of Troy & Gould Professional Corporation (included in
              Exhibit 5).*

      23.2    Consent of Ernst & Young LLP*.

      24      Power of Attorney (included on page II-5 hereof).*


------------------------------------
*      Included herewith.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that (i) and (ii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Company hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sun Valley, State of California, on December 21, 1999.

                                     HAWKER PACIFIC AEROSPACE

                                     By: /s/ David Lokken
                                         -------------------------------------
                                         David Lokken
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Lokken, Phil Panzera and Dan Lubeck, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

                   SIGNATURE                                    TITLE                              DATE
/s/ Dan Lubeck                                   Chairman of the Board                       December 21, 1999
--------------------------------------------
Daniel J. Lubeck

/s/ David L. Lokken                              Chief Executive Officer (Principal          December 21, 1999
--------------------------------------------     Executive Officer), President and
David L. Lokken                                  Director

/s/ Philip Panzera                               Executive Vice President                    December 21, 1999
--------------------------------------------     (Principal Financial and Accounting
Philip Panzera                                   Officer)

/s/ Scott W. Hartman                             Director                                    December 21, 1999
--------------------------------------------
Scott W. Hartman

/s/ John G. Makoff                               Director                                    December 21, 1999
--------------------------------------------
John G. Makoff

/s/ Daniel C. Toomey, Jr.                        Director                                    December 21, 1999
--------------------------------------------
Daniel C. Toomey, Jr.

/s/ Mellon C. Baird                              Director                                    December 21, 1999
--------------------------------------------
Mellon C. Baird

/s/ Joel F. McIntyre                             Director                                    December 21, 1999
--------------------------------------------
Joel F. McIntyre


                                  EXHIBIT INDEX

   EXHIBIT
   NUMBER
   -------
    3         Certificate of Determination for 8% Series C Convertible Preferred
              Stock as filed with the California Secretary of State on December
              9, 1999.*

    4.1       Copy of Warrant to purchase 50,000 shares issued to Brighton
              Capital, Ltd. dated December 10, 1999.*

    4.2       Copy of Warrant to purchase 125,000 shares issued to Deephaven
              Private Placement Trading Ltd. dated December 10, 1999.*

    5         Opinion of Troy & Gould Professional Corporation.*

   10.1       Convertible Preferred Stock Purchase Agreement dated December 10,
              1999 between the Company and Deephaven Private Placement Trading
              Ltd. (to be filed by amendment).

   10.2       Registration Rights Agreement dated December 10, 1999 between the
              Company and Deephaven Private Placement Trading Ltd.*

   23.1       Consent of Troy & Gould Professional Corporation (included in
              Exhibit 5).*

   23.2       Consent of Ernest & Young, LLP.*

   24         Power of Attorney (included on page II-5 hereof).*


--------------------
*  Included herewith.